Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-67382, as amended) of Plum Creek Timber Company, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-71192) pertaining to the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan and Georgia-Pacific Corporation/Timber Group 1997 Long-term Incentive Plan, and in the Registration Statement (Form S-8 No. 333-59812) pertaining to the 2000 Stock Incentive Plan of Plum Creek Timber Company, Inc. of our reports dated March 2, 2005, with respect to the consolidated financial statements of Plum Creek Timber Company, Inc., Plum Creek Timber Company, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal central over financial reporting of Plum Creek Timber Company, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Seattle, Washington

March 3, 2005